UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 15, 2014

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2014, Momenta Pharmaceuticals, Inc. (the “Company”) and Vertex Pharmaceuticals Incorporated (“Vertex”) entered into the fourth amendment to the sublease agreement (the “Amendment”) for Momenta’s corporate headquarters at 675 West Kendall Street, Cambridge, Massachusetts (the “Premises”).  The Amendment provides that the original sublease for the Premises, as previously amended, will be extended for the period commencing on May 1, 2015 and ending on April 30, 2018 and that annual base rent for the Premises payable by the Company during the extension period will be $4,824,921, or $61.50 per square foot.  The Amendment will become effective upon the date that Vertex’s landlord for the Premises consents to the Amendment.

The Amendment contains a right of first offer (“ROFO”) for the Company as to space currently rented by Genzyme Corporation from Vertex on the fifth and sixth floors of the building, provided that the ROFO will be subject to any existing rights of Genzyme to such space.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Sublease, dated June 14, 2014, by and between Vertex Pharmaceuticals Incorporated and Momenta Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: July 18, 2014	By:	/s/ Richard P. Shea

Richard P. Shea Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Sublease, dated June 14, 2014, by and between Vertex Pharmaceuticals Incorporated and Momenta Pharmaceuticals, Inc.